UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2019

Hasbro, Inc.

(Exact name of registrant as specified in its charter)

Rhode Island	001-06682	05-0155090
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1027 Newport Avenue	Pawtucket, Rhode Island	02861
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (401) 431-8697

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 par value per share	HAS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 5, 2019, Hasbro, Inc. (the “Company”) entered into an underwriting agreement (“Underwriting Agreement”) with BofA Securities, Inc., J.P. Morgan Securities LLC and Citigroup Global Markets Inc., as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters an aggregate of 9,210,527 shares of the Company’s common stock, par value $0.50 per share (“Common Stock”), in a registered public offering (“Common Stock Offering”) pursuant to the Company’s shelf registration statement on Form S-3 (Registration File No. 333-22033). Pursuant to the Underwriting Agreement, the Company granted the Underwriters an option to purchase an additional 1,381,579 shares of Common Stock, which option was exercised in full on November 7, 2019. For a complete description of the terms and conditions of the Underwriting Agreement, please refer to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 hereto, and is incorporated herein by reference.

On November 8, 2019, the Company closed the Common Stock Offering.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement dated as of November 5, 2019

5.1	Opinion of Tarrant Sibley, Esq.

23.1	Consent of Tarrant Sibley, Esq. (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HASBRO, INC.

By:	/s/ Deborah Thomas
	Name	Deborah Thomas
	Title	Executive Vice President and Chief Financial Officer
(Duly Authorized Officer and Principal Financial Officer)

Date: November 8, 2019